Exhibit 99.1

BioCardia Announces FDA Acceptance of De Novo Pre-Submission Package for HelixTM Catheter Marketing Clearance FDA Substantive Review and Meeting Expected this Quarter

October 19, 2026, Sunnyvale, Calif. BioCardia, Inc. [NASDAQ: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the FDA has accepted its pre-submission package for marketing clearance of its Helix catheter (“Helix”) intended for therapeutic and diagnostic agent delivery.

In May 2026, the Company and FDA met and reviewed our initial De Novo pre-submission package. FDA agreed that there are two pathways for Helix marketing clearance and raised no concerns regarding the product’s safety data, performance, or compatibility with general classes of agents. In August 2026, FDA confirmed and accepted the meeting minutes. In September 2026, the De Novo pre-submission was revised, incorporating the advice from FDA CDRH as detailed in the meeting minutes, re-submitted and has now been accepted by FDA. BioCardia expects FDA substantive review with written feedback, followed by a meeting with BioCardia to discuss approval via the De Novo pathway, this quarter.

The extensive clinical data and safety profile from fifteen clinical trials including nearly five hundred patients presents an opportunity for FDA to ensure that follow-on catheters demonstrate a similar level of safety and clinical experience to obtain clearance.

Marketing clearance of Helix by FDA has the potential to expand BioCardia’s opportunities to partner with developers of investigational cells, genes, and protein therapeutics requiring targeted delivery to the heart.

About the Helix Transendocardial Delivery Catheter

The Helix transendocardial delivery catheter is an enabling platform for minimally invasive targeted delivery of therapeutic and diagnostic agents to the heart intramyocardially. It enables agents to be delivered precisely within the heart with superior retention over other therapeutic delivery modalities, and to many regions of the heart that other delivery methods cannot reach. The Helix includes a specialized small distal helical needle which engages the heart tissue from within the chamber of the heart and provides stability within the dynamic beating heart to safely enable agent delivery.

About BioCardia

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms for the treatment of heart disease. BioCardia also acts as a biotherapeutic delivery partner supporting therapies for the treatment of heart failure, chronic myocardial ischemia, and acute myocardial infarction.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements regarding our intentions, beliefs, projections, outlook, analyses, or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements, and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2026, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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MEDIA CONTACT:

Miranda Peto, Investor Relations

mpeto@biocardia.com

(650) 226-0120

INVESTOR CONTACT:

David McClung, Chief Financial Officer

investors@biocardia.com

(650) 226-0120